UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2017

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		82-1669692
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective October 31, 2017, the Board of Directors of Sonus Networks, Inc. (the “Company”) appointed Matthew Thaler as the Company’s General Counsel and Secretary.  Mr. Thaler, 37, has been a member of the legal team at the Company’s predecessor entity (now known as Sonus, Inc.) since 2011, serving most recently as Deputy General Counsel. Prior to that, Mr. Thaler was an associate at the law firms of Goodwin Procter LLP and Proskauer Rose LLP.  Mr. Thaler fills the vacancy created by Jeffrey M. Snider’s departure, effective October 31, 2017, from his position as the Company’s Chief Administrative Officer, Senior Vice President, General Counsel and Secretary. Mr. Snider will continue to be employed by the Company to assist with the transition of his duties through December 31, 2017, and thereafter will provide consulting services to the Company on an as-needed basis pursuant to a consulting agreement dated October 31, 2017 and attached hereto as an exhibit.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

10.1	Consulting Agreement, dated as of October 31, 2017, between Sonus Networks, Inc. and Jeffrey M. Snider.

Exhibit Index

10.1	Consulting Agreement, dated as of October 31, 2017, between Sonus Networks, Inc. and Jeffrey M. Snider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2017	SONUS NETWORKS, INC.

	By:	/s/ Matthew Thaler
Matthew Thaler
General Counsel and Secretary